THE GABELLI EQUITY TRUST INC.

Computershare

150 Royall Street, Suite V
Canton MA 02021
For information call the Fund
1 800 GABELLI (422 3554)

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Account: 12345678901234
Subscription Rights: 12345678901234

THE GABELLI EQUITY TRUST SUBSCRIPTION RIGHTS CERTIFICATE FOR SHARES OF COMMON STOCK

TO EXERCISE YOUR RIGHTS

If you wish to exercise your rights, you must submit your instructions in the following way:

Option 1) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided.

Account Code XXXXXXXXXX **Control Code XXXXXXXXXX**

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON July 14, 2021

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of this Subscription Certificate, you or your assignee are entitled to subscribe for a number of shares of common stock, par value $0.001 (the "Common Shares"), of The Gabelli Equity Trust Inc. (the "Fund") pursuant to the primary subscription privilege (the "Primary Subscription Right") and upon the terms and conditions and at the Subscription Price for each Common Share specified in the prospectus supplement relating thereto (the "Prospectus Supplement"). The Rights represented hereby include the Over-Subscription Privilege for Rights holders described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Common Shares may be purchased by a Rights holder if such Common Shares are available and the holder's Primary Subscription Rights have been exercised to the fullest extent possible. The Board of Directors has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Common Shares available for purchase pursuant to the Over-Subscription Privilege (the "Over-Subscription Shares") if it considers doing so to be in the best interest of the Fund. The Board of Directors may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

Registered owners of the Fund's Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing accounts. Confirmation statements for Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to The Gabelli Equity Trust will be accepted. Please reference your rights card control number on your check.

The registered owner of this Subscription Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Common Shares of The Gabelli Equity Trust in the ratio of one Common Share for each ten Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Common Shares may be purchased by a Record Date Shareholder if such Common Shares are available, the owner's Primary Subscription Rights have been exercised to the fullest extent possible, and the pro rata allocation requirements have been satisfied. Registered owners of the Fund's Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing account(s). Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. This Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus Supplement and Prospectus relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Maryland. To subscribe pursuant to the Primary Subscription Right, ten Rights and the Subscription Price are required for each Common Share. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of $5.50 per Common Share must accompany the Subscription Certificate.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Fund's Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from The Gabelli Equity Trust, at 914-921-5070. You are encouraged to contact The Gabelli Equity Trust if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	BBX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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03H60A

To subscribe for Common Shares you must present to Computershare Trust Company, N.A. (the "Subscription Agent" or "Computershare"), prior to 5:00 p.m., Eastern time, on the Expiration Date of July 14, 2021 (unless extended), either: (a) a properly completed and executed Subscription Certificate and payment as described herein for the number of Common Shares subscribed for under the Primary Subscription Right (and, if you are a Record Date Shareholder electing to exercise the Over-Subscription Privilege, pursuant to the terms of the Over-Subscription Privilege); or (b) a notice of guaranteed delivery (the "Notice of Guaranteed Delivery") guaranteeing delivery of a properly completed and executed Subscription Certificate. You will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check.

To subscribe for your primary Common Shares, please complete line "A" on the card below. If you are not subscribing for your full Primary Subscription Right, check box "D" below, and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. To subscribe for any Over-Subscription Shares, please complete line "B" below.

Please Note: Only Record Date Shareholders who have exercised their Primary Subscription Right in full may apply for Common Shares pursuant to the Over-Subscription Privilege.

Payment for Shares: Full payment for Common Shares purchased pursuant to both the Primary Subscription Right and the Over-Subscription Privilege must accompany this Subscription Certificate or Notice of Guaranteed Delivery. Please reference your rights card control number on your check or Notice of Guaranteed Delivery.

If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the excess payment tendered.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE FUND'S PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE GABELLI EQUITY TRUST, BY CALLING 914-921-5070 OR TOLL FREE AT 800-GABELLI (800-422-3554).

Overnight or trackable delivery or electronic submission is encouraged to insure timely delivery. Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	*By Registered, Certified or Express Mail, or Overnight Courier:*
Computershare *c/o Voluntary Corporate Actions* *P.O. Box 43011* *Providence, RI 02940-3011*	*Computershare* *c/o Voluntary Corporate Actions* *150 Royall Street* *Suite V* *Canton, MA 02021*

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

A. Exercise of Primary Subscription Rights (10 Rights = 1 share)

_________________ x **$5.50 per share** = $_______________
(no. of shares) (Subscription Price) (Cost for Primary Subscription Shares payable in United States Dollars)

B. Exercise Over-Subscription Privilege*

_________________ x **$5.50 per share** = $_______________
(no. of shares) (Subscription Price) (Cost for Over-Subscription Shares payable in United States Dollars)

* The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised in full, and may only be exercised by Record Date Shareholders as described in the Prospectus Supplement. Over-subscriptions may not be accepted by the Fund and are subject to pro rata reductions.

C. Total Amount Enclosed: = $_______________
(Cost for Total Subscription Shares payable in United States Dollars)

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement.

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Print full name and Social Security Number of Record Date Shareholder

Daytime telephone number: _______________________

Evening telephone number: _______________________

Email address: _______________________

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the **Prospectus Supplement**.

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Print full name of Assignee and Social Security Number

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Address for delivery of certificate representing Unexercised Rights

If permanent change of address, check here: ☐

Daytime telephone number: ( )

Evening telephone number: ( )

Email address:

D. Sell any Unexercised Remaining Rights ☐ **(Please sign form on front)**

E. Deliver a certificate representing_______________________
Unexercised Rights to the Assignee at the address in Section 1

F. Transfer _______________________
Rights to the Transferee designated in Section 2

SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received,_______________ of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

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Print full name of Assignee and Social Security Number

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Print Full Address

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Signature(s) of Assignor(s)

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

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Signature (name of bank or firm):

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Guaranteed by (signature/title):

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.